CONSENT OF INDEPENDENT ACCOUNTANTS



To the Board of Directors of
        Dreyfus S&P 500 Index Fund:

We consent to the inclusion in Post-Effective Amendment No. 8 to the Registration Statement of Dreyfus S&P 500 Index Fund (incorporated as Peoples Index Fund, Inc.) on Form N-1A (File No. 33-31809) of our report dated December 18 1995, on our audit of the financial statements and financial highlights of the Fund, which report is included in the Annual Report to Shareholders for year ended October 31, 1995.





                                                Coopers & Lybrand, L.L.P.






New York, New York
December 28,  1995